   As filed with the Securities and Exchange Commission on September 25, 1998
                                                         Registration No. 33-___

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               ------------------

                                  A.S.V., INC.
             (Exact name of registrant as specified in its charter)

                                    Minnesota
         (State or other jurisdiction of incorporation or organization)

                                   41-1459569
                      (I.R.S. Employer Identification No.)

                                  840 Lily Lane
                          Grand Rapids, Minnesota 55744
               (Address of principal executive offices) (Zip Code)

                A.S.V., Inc. 1996 Incentive and Stock Option Plan
            A.S.V., Inc. 1998 Non-Employee Director Stock Option Plan
                            (Full title of the plan)


         Thomas R. Karges                 Copy to:  Amy E. Ayotte, Esq.
         A.S.V., Inc.                               Dorsey & Whitney LLP
         840 Lily Lane                              Pillsbury Center South
         Grand Rapids, Minnesota 55744              220 South Sixth Street
                                                    Minneapolis, Minnesota 55402

                                 (218) 327-3434
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                             Proposed    Proposed
Title of                                     maximum     maximum
securities              Amount to            offering    aggregate   Amount of
to be                       be               price per   offering   registration
registered              registered           share (1)   price (1)      fee
--------------------------------------------------------------------------------

Common Stock          1,575,000 shares (2)    $16.751   $26,385,825  $7,782.93
($.01 par value)

================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sale price of A.S.V., Inc. Common Stock as reported by the Nasdaq National Market on September 21, 1998.

(2) Includes 1,125,000 shares issuable pursuant to the 1996 Incentive and Stock Option Plan and 450,000 shares issuable pursuant to the 1998 Non-Employee Director Stock Option Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents, which have been filed by A.S.V., Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in the Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998.

         (c) The description of the Company's capital stock contained in a form 8-A filed by the Company with the Securities and Exchange Commission on February 21, 1995, under the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd.3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

         Provisions regarding indemnification of officers and directors of the Company are contained in Article 8-"Director Liability" of the Company's Restated Articles of Incorporation and Article IX "Indemnification of Certain Persons" of the Company's by-laws.

Item 8.  Exhibits

          5    Opinion of Dorsey & Whitney LLP, re: legality
         23(a) Consent of Grant Thornton LLP, independent auditors
         23(b) Consent of Dorsey & Whitney LLP, (included in Exhibit 5 above)
         24    Power of Attorney (included in the signature page hereto)

Item 9.  Undertakings

A.       Post-Effective Amendments

                  The undersigned issuer hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Subsequent Documents Incorporated by Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Claims for Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Rapids, Minnesota on September 25, 1998.

                                   A.S.V., INC.

                                   By   /s/ Gary Lemke
                                        -------------------------
                                            Gary Lemke, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of September, 1998. Each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Gary Lemke and Thomas R. Karges, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement on Form S-8, and any and all instruments or documents filed as part of or in connection with this Registration Statement on Form S-8 or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Signatures                    Title
         ----------                    -----

   /s/ Gary Lemke                      President and Director
------------------------------         (Principal Executive Officer)
        Gary Lemke

   /s/ Edgar E. Hetteen                Vice President, Secretary and Director
------------------------------
        Edgar E. Hetteen

   /s/ Thomas R. Karges                Chief Financial Officer
------------------------------         (Principal Financial Officer)
        Thomas R. Karges

   /s/ Philip C. Smaby                 Chairman and Director
------------------------------
        Philip C. Smaby

   /s/ Jerome T. Miner                 Vice Chairman and Director
------------------------------
        Jerome T. Miner

   /s/ James H. Dahl                   Director
------------------------------
        James H. Dahl

   /s/ Leland T. Lynch                 Director
------------------------------
        Leland T. Lynch

   /s/ Karlin S. Symons                Director
------------------------------
        Karlin S. Symons

   /s/ R. E. Turner, IV                Director
------------------------------
        R. E. Turner IV

                                  EXHIBIT INDEX


Exhibit                                                               Method of Filing
-------                                                               ----------------

 5      Opinion of Dorsey & Whitney LLP, re: legality..........   Filed herewith electronically

23(a)   Consent of Grant Thornton LLP, independent auditors....   Filed herewith electronically
